UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 4, 2008

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans, 10-S Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 4, 2008, Sun-Times Media Group, Inc. (the “Company”) was notified by NYSE Regulation, Inc. that it is not in compliance with the New York Stock Exchange’s (“NYSE”) continued listing standards because over a consecutive 30 trading day period the Company’s average total market capitalization was less than $75 million and the Company’s most recently reported shareholders’ equity was below $75 million.

Under applicable NYSE procedures, the Company has 45 days from the receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. The Company intends to submit a plan that will demonstrate compliance with the listing standards within the required time frame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 9, 2008

SUN-TIMES MEDIA GROUP, INC. (Registrant)
By:	/s/ James D. McDonough Name: James D. McDonough Title: Vice President, General Counsel and Secretary